UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd.
Suite 400
South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2022, the Board of Directors of CytomX Therapeutics, Inc. (the “Company”) promoted Dr. Amy Peterson to serve as President and Chief Operating Officer of the Company. Previously, Dr. Peterson served as Executive Vice President, Chief Development Officer of the Company. In connection with Dr. Peterson’s promotion, the Board approved an increase in Dr. Peterson’s annual base salary to $550,000 and discretionary annual bonus target to 50% of her base salary, with the payment amount based upon performance as determined by the Company. On February 2, 2022, Dr. Peterson also received (i) an option under the Company’s 2015 Equity Incentive Plan to purchase 200,000 shares of the Company’s common stock with an exercise price of $4.13, the closing price of the Company’s common stock on February 2, 2022, and (ii) 40,000 restricted stock units.

Dr. Sean McCarthy will continue in his positions as Chairman and Chief Executive Officer of the Company, while Dr. Peterson assumes the title of President previously held by Dr. McCarthy. Dr. Peterson will continue to report to Dr. McCarthy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMX THERAPEUTICS, INC.

Date: February 7, 2022	By:	/s/ Lloyd Rowland
Lloyd Rowland
Senior Vice President, General Counsel